UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 27, 2016
(Date of earliest event reported)

The Eastern Company
 (Exact name of Registrant as specified in its charter)

Connecticut	0-599	06-0330020
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		identification No.)

112 Bridge Street, Naugatuck, Connecticut	06770
(Address of principal executive offices)	(Zip Code)

(203) 729-2255
 (Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2)

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))

Section 3 -- Securities and Trading Markets

ITEM 3.03 – Material Modifications to Rights of Security Holders.

As more fully described below, an amendment to the  certificate of incorporation of The Eastern Company (the “Company” or the “Registrant”) was approved by the Registrant’s shareholders; an amendment to the Registrant’s bylaws was approved by the Registrant’s Board of Directors: and a Majority Voting Director Resignation Policy was adopted by the Registrant’s Board of Directors, all effective as described below. The class of securities involved is the Registrant’s common stock. The general effect of these items is described in Item No. 2 to the Registrant’s Schedule 14A filed March 15, 2016, as amended by Amendment No 2 to the Registrant’s Schedule 14A filed April 19, 2016, each of which is incorporated herein by reference.

   (1)  On April 27, 2016, The Company held its annual meeting of shareholders (the “Annual Meeting”). The Company’s shareholders voted for Proposal #2 - AMENDMENT TO THE COMPANY’S CERTIFICATE OF
   INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS AND TO ELECT DIRECTORS BY MAJORITY VOTE.

The shareholders of the Company approved the amendment to Article Ninth of the certificate of incorporation of the Company at the Annual Meeting.  As amended, Article Ninth reads as follows:

“NINTH:  Each member of the Board of Directors of the corporation shall be elected by the stockholders at the annual meeting of the stockholders, and shall serve for a term of one year.  Except in a contested election, directors shall be elected by a majority of the votes cast by the shares entitled to vote in the election of directors at the annual meeting of the stockholders at which a quorum is present (that is, if the votes cast for a nominee’s election as a director exceed the votes cast against such nominee’s election as a director).  In a contested election, directors shall be elected by a plurality of the votes cast at such annual meeting.  An election shall be considered to be contested if, as of the record date for such annual meeting, there are more nominees for election to the Board of Directors than there are positions on the Board of Directors to be filled by election at the annual meeting.  Any director elected to fill a vacancy shall hold office until the next annual meeting of stockholders.

“At the annual meeting of stockholders in 2017, the term of the directors elected in 2014 shall expire, and their successors shall be elected for a term of one year.  At the annual meeting of stockholders in 2018, the term of the directors elected in 2015 and 2017 shall expire, and their successors shall be elected for a term of one year.  At the annual meeting of stockholders in 2019, the term of the directors elected in 2016, 2017 and 2018 shall expire, and their successors shall be elected for a term of one year.  At each annual meeting thereafter, the term of all of the directors shall expire and their successors shall be elected for a term of one year.”

This amendment to Article Ninth will be become effective upon filing with the Connecticut Secretary of State, which is anticipated during the first week of May 2016.

(2) The Board of Directors of the Company approved the amendment of Article III, Section 2 and Section 3 of the By-laws of the Company, contingent on the shareholders’ approval of the proposed amendment to Article Ninth of the Company’s certificate of incorporation described above. The shareholders so approved the Amendment to Article Ninth at the Annual Meeting. This amendment to the Company’s Bylaws became effective as of date of the Annual Meeting.  A copy of the amendment is filed herewith as Exhibit 3(ii) and incorporated herein by reference.

(3) The Board of Directors of the Company approved Majority Voting Director Resignation Policy, a copy of which is filed herewith as Exhibit 4 and incorporated herein by reference, contingent on the shareholders’ approval of the proposed amendment to Article Ninth of the certificate of incorporation of the Company. As a result of the shareholder approval said Article Ninth at the Annual Meeting, this policy became effective on April 27, 2016.

Section 5 – Corporate Government and Management

ITEM 5.07 - Submission of Matters to a Vote of Security Holders

On April 27, 2016, The Company held its annual meeting of shareholders. The results of the vote at the meeting were as follows:

		FOR	WITHHELD	BROKER NON-VOTE
1)	Election of Fredrick D. DiSanto as a director for a three-year term expiring in the year 2019:	4,600,909	136,292	1,144,061

		FOR	WITHHELD	BROKER NON-VOTE
	Election of Charles W. Henry as a director for a three-year term expiring in the year 2019:	4,410,349	326,852	1,144,061

		FOR	AGAINST	ABSTAINED	BROKER NON-VOTE
2)	Amendment to Company’s certificate of incorporation to declassify the Board of Directors & to elect Directors by majority vote:	4,673,772	57,994	5,435	1,144,061

		FOR	AGAINST	ABSTAINED
3)	Ratification of appointment of Fiondella, Milone & LaSaracina LLP as independent registered public accounting firm:	5,801,095	71,319	8,848

Section 9 - Financial Statements and Exhibits

ITEM 9.01 Financial Statements and Exhibits.

(d)           The following exhibits are filed herewith:

3(i) --  Certificate of Amendment to Certificate of Incorporation

3(ii) --  Amendment to Bylaws

4     --  Majority Voting Director Resignation Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Eastern Company

Date: April 29, 2016	/s/John L. Sullivan III
John L. Sullivan III Vice President and Chief Financial Officer